As filed with the Securities and Exchange Commission on October 6, 2004

Registration No. 333-[___]

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-2126573
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

600 Telephone Avenue
Anchorage, Alaska 99503
(907) 297-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC. 1999 STOCK INCENTIVE PLAN
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC. 1999 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN LIANE PELLETIER AND ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
(Full titles of the plans)

Leonard A. Steinberg
Vice President, General Counsel and Corporate Secretary
Alaska Communications Systems Group, Inc.
600 Telephone Avenue
Anchorage, Alaska 99503
(907) 297-3105
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John G. Holland, Esq.
Latham & Watkins LLP
555 Eleventh Street, N.W., Suite 1000
Washington, DC 20004
(202) 637-2200

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities To	Amount To Be	Offering Price Per	Aggregate
Be Registered	Registered(1)	Share(2)	Offering Price	Amount Of Registration Fee
Common Stock, par value $0.01 per share	3,000,000	$5.61	$16,815,000	$2,130.46
	1,000,000	$4.50	4,500,000	570.15
	4,000,000		$21,315,000	$2,700.61

(1)	Represents (a) 2,250,000 additional shares of common stock, par value $.01 per share (“Common Stock”) of Alaska Communications Systems Group, Inc. (the “Company”) under the 1999 Stock Incentive Plan, (b) 550,000 additional shares of Common Stock under the 1999 Employee Stock Purchase Plan, (c) 200,000 additional shares of Common Stock under the 1999 Non-Employee Director Stock Compensation Plan and (d) 1,000,000 shares of Common Stock granted pursuant to the Amended and Restated Executive Employment Agreement between Alaska Communications Systems Group, Inc. and Liane Pelletier and the Non-Qualified Stock Option Agreement entered into between Alaska Communications Systems Group, Inc. and Liane Pelletier (collectively, the “Plans”). On December 3, 1999, the Company filed a registration statement on Form S-8 (Registration No. 333-92091) with respect to 6,021,489 shares of Common Stock issuable under the Plans, which was subsequently amended by Post-Effective Amendment No. 1 to Form S-8 filed on April 3, 2002 (Registration No. 333-92091), both such registration statements are incorporated herein by reference. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), additional shares of Common Stock which become issuable to prevent dilution from any future stock split, stock dividend or similar transaction are also being registered.

(2)	For purposes of computing the registration fee only. Pursuant to Rule 457(h) of the Securities Act, the Proposed Maximum Offering Price Per Share is based upon: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not been granted and the option price of which is therefore unknown, the average of the high and low trading prices ($5.61) of the Common Stock as reported by the National Association of Securities Dealers’ Automated Quotation Service on September 29, 2004, a date within five trading days prior to the filing of this registration statement.

PART I

Item 1. Plan Information

          Not required to be filed with this Registration Statement.

Item 2. Registration Information and Employee Plan Annual Information

          Not required to be filed with this Registration Statement.

PART II

Item 3. Incorporation of Documents by Reference.

     The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”), are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

A.	Annual Report on Form 10-K of Alaska Communications Systems Group, Inc. for the fiscal year ended December 31, 2003;

B.	Current Report on Form 8-K of Alaska Communications Systems Group, Inc. dated and filed on February 26, 2004;

C.	Quarterly Report on Form 10-Q of Alaska Communications Systems Group, Inc. for the quarter ended March 31, 2004;

D.	Current Report on Form 8-K of Alaska Communications Systems Group, Inc. dated and filed on April 29, 2004;

E.	Quarterly Report on Form 10-Q of Alaska Communications Systems Group, Inc. for the quarter ended June 30, 2004;

F.	Current Report on Form 8-K of Alaska Communications Systems Group, Inc. dated and filed on July 29, 2004;

G.	Prospectus that was a part of the Company’s Registration Statement on Form S-1 (File No. 333-88753) filed on November 18, 1999, as amended through November 17, 1999, including the Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”); and

H.	Description of the Company’s Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on November 17, 1999 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of Delaware (“DGCL”) provides that a corporation may indemnify its directors and officers against civil and criminal liabilities. Directors and officers may be indemnified against expenses if they acted in good faith an in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful. A director or officer may be indemnified against expenses incurred in connection with a derivative suit if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. The statutory indemnification is not exclusive of any rights provided by and by-law, agreement, vote of shareholders or disinterested directors or otherwise.

     Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability:

•	for breach of duty of loyalty;

•	for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL (unlawful dividends or stock repurchases); or

•	for transactions from which the director derived improper personal benefit.

     Our amended and restated certificate of incorporation provides that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to, and do, carry directors’ and officers’ insurance for our directors, officers and certain employees for some liabilities. We believe that these

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indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

     The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

     There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Item 7. Exemption From Registration Claimed.

          Not Applicable.

Item 8. Exhibits.

     A list of exhibits included as part of this Registration Statement is set forth on the Exhibit Index and is incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

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iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included as a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anchorage, State of Alaska, on this 6th day of October, 2004.

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
By:	/s/ David Wilson
	Name:	David Wilson
	Title:	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

     Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints David Wilson and Leonard A. Steinberg as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (unless revoked in writing) to sign this Registration Statement on Form S-8, and any and all amendments thereto, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might and could do in person hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Liane Pelletier Liane Pelletier	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	October 6, 2004
/s/ David Wilson David Wilson	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	October 6, 2004
/s/ W. Dexter Paine, III W. Dexter Paine, III	Director	October 6, 2004
/s/ Saul A. Fox Saul A. Fox	Director	October 6, 2004
/s/ Byron A. Mallott Byron A. Mallott	Director	October 6, 2004
/s/ Wray T. Thorn Wray T. Thorn	Director	October 6, 2004
/s/ Brian Rogers Brian Rogers	Director	October 6, 2004
/s/ Charles P. Sitkin Charles P. Sitkin	Director	October 6, 2004
/s/ John M. Egan John M. Egan	Director	October 6, 2004
/s/ Patrick Pichette Patrick Pichette	Director	October 6, 2004

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION
4.1	Amendment to Alaska Communications Systems Group, Inc. 1999 Stock Incentive Plan, Alaska Communications Systems Group, Inc. 1999 Employee Stock Purchase Plan and Alaska Communications Systems Group, Inc. 1999 Non-Employee Director Stock Compensation Plan, dated October 6, 2004
4.2	Executive Employment Agreement between Alaska Communications Systems Group, Inc. and Liane Pelletier (incorporated herein by reference to Exhibit 10.3 to the Company’s filing with the Commission on Form S-4 filed on October 23, 2003).
4.3	Non-Qualified Stock Option Agreement between Alaska Communications Systems Group, Inc. and Liane Pelletier
5.1	Opinion of Latham & Watkins LLP re: the shares issued under the Plans
23.1	Consent of Deloitte Touche LLP.
24.1	Powers of Attorney (included on the signature pages to this Registration Statement).